UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 28, 2002

                                  URBANFIND, INC.
              (Exact name of registrant as specified in its chapter)

     DELAWARE                         000-30965                 91-1980708
    (State of                        (Commission               (IRS Employer
of incorporation)                    File Number)            Identification No.)


        10229 19th Avenue SW, Seattle, Washington                98146
         (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (888) 332-5511

ITEM 5. Other Events

The Board of Directors of the Registrant appointed Mr. Lorne Reicher as a director of the Company on 16th May 2002.

The appointment was designed to further negotiations for the eventual purchase of telephony technology. In the event negotiations have not reached a fruitful conclusion, Mr. Reicher has therefore resigned effective as of May 28th 2002. All of these resolutions were approved unanimously by the board of directors.


                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBANFIND, INC.

(Registrant)


Date: May 28, 2002


     /s/ Robin Lee
------------------------------------------------------
President and Chief Executive Officer

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